As Filed with the Securities and Exchange Commission on July 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

UNDER

THE SECURITIES ACT OF 1933

STAFFING 360 SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7363	68-0680859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

757 Third Avenue, 27th Floor

New York, New York 10017

(646) 507-5710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Flood

Chairman and Chief Executive Officer

Staffing 360 Solutions, Inc.

757 Third Avenue, 27th Floor

New York, New York 10017

(646) 507-5710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 15, 2022

PROSPECTUS

Staffing 360 Solutions, Inc.

2,022,913 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 2,022,913 shares of our common stock, par value $0.00001 per share. These 2,022,913 shares of common stock consist of:

●	409,531 shares of common stock, or the Common Shares, that were issued in the July 2022 Private Placement (as defined herein), pursuant to the securities purchase agreement, dated as of July 1, 2022, by and among us and the several purchasers named therein, or the July 2022 Purchase Agreement;

●	248,327 shares of common stock, or the Pre-Funded Warrant Shares, issuable upon the exercise of certain pre-funded warrants, or the Pre-Funded Warrants, that were issued pursuant to the July 2022 Purchase Agreement in the July 2022 Private Placement;

●	657,858 shares of common stock, or the Amended Warrant Shares, issuable upon the exercise of certain existing warrants, or the Amended Warrants, that were amended pursuant to the warrant amendment agreements, or the Warrant Amendment Agreements, entered into by the selling shareholders in the July 2022 Private Placement;

●	657,858 shares of common stock, or the Warrant Shares, issuable upon the exercise of warrants, or the Warrants, that were issued pursuant to the July 2022 Purchase Agreement in the July 2022 Private Placement; and

●	49,339 shares of common stock, or the Wainwright Warrant Shares, issuable upon the exercise of warrants, or the Wainwright Warrants, that were issued to H.C. Wainwright & Co., LLC, or Wainwright, as part of Wainwright’s compensation for serving as exclusive placement agent in connection with the July 2022 Private Placement;

The Common Shares, the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Each purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the Common Shares and the Pre-Funded Warrant Shares, Warrant Shares issuable upon the exercise of the Pre-Funded Warrants and the Warrants to satisfy a provision in that certain registration rights agreement, dated July 1, 2022, or the Registration Rights Agreement, pursuant to which we agreed to register the resale of the Common Shares and the shares of common stock issuable upon the exercise of the Pre-Funded Warrants, and the Warrants. We are also registering the shares of common stock issuable upon the exercise of the Amended Warrants and the Wainwright Warrants in order to permit the selling stockholders to offer the Amended Warrant Shares and the Wainwright Warrant Shares for resale from time to time pursuant to this prospectus

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants if the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital purposes.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Effective as of 4:05 pm Eastern Time on June 23, 2022, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of 1-for-10. All share and per share prices in this prospectus have been adjusted to reflect the 1-for-10 Reverse Stock Split (as defined herein); however, common stock share and per share amounts in certain of the documents incorporated by reference herein have not been adjusted to give effect to the 1-for-10 Reverse Stock Split.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “STAF.” On July 14, 2022, the last reported sales price for our common stock was $3.73 per share.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Staffing 360,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Staffing 360 Solutions, Inc. and its consolidated subsidiaries.

Overview

We are a high-growth international staffing company engaged in the acquisition of United States and United Kingdom based staffing companies. Our services principally consist of providing temporary contractors, and, to a much lesser extent, the recruitment of candidates for permanent placement. As part of our consolidation model, we pursue a broad spectrum of staffing companies supporting primarily accounting and finance, IT, engineering, administration and commercial disciplines. Our typical acquisition model is based on paying consideration in the form of cash, stock, earn-outs and/or promissory notes. In furthering our business model, we are regularly in discussions and negotiations with various suitable, mature acquisition targets. To date, we have completed eleven acquisitions since November 2013.

Recent Developments

Amendment to Articles of Incorporation

On June 23, 2022, we filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-10 reverse stock split of the shares of our common stock, either issued and outstanding or held us as treasury stock, effective as of 4:05 p.m. (Delaware time) on June 23, 2022 (the “1-for-10 Reverse Stock Split”). As previously reported on our Current Report on Form 8-K, filed on June 23, 2022, we held a special meeting of stockholders on June 23, 2022 (the “Special Meeting”), at which meeting our stockholders, by an affirmative vote of the majority of our outstanding shares of capital stock (including holders of our Series H Convertible Preferred Stock, voting on an as-converted basis and Series J Preferred Stock), approved the amendment to our Certificate of Incorporation to effect, at the discretion of our Board of Directors (the “Board”), a reverse stock split (the “Approved Reverse Stock Split”) of the common stock at a ratio determined by the Board in the range of 1-for-2 to 1-for-20, such ratio to be determined by the Board, without reducing the authorized number of shares of common stock. Following the Special Meeting, the Board determined to effect the Approved Reverse Stock Split at a ratio of 1-for-10 and approved the corresponding final form of the Certificate of Amendment.

As a result of the 1-for-10 Reverse Stock Split, every ten shares of issued and outstanding common stock were automatically combined on June 23, 2022 into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the 1-for-10 Reverse Stock Split. Any fractional shares that would otherwise have resulted from the 1-for-10 Reverse Stock Split were rounded up to the next whole number. The 1-for-10 Reverse Stock Split reduced the number of shares of common stock outstanding from 17,618,300 shares to approximately 1,761,830 shares, subject to adjustment for the rounding up of fractional shares. The number of authorized shares of common stock under the Certificate of Incorporation remained unchanged at 200,000,000 shares.

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Proportionate adjustments will be made to the number of shares of common stock that may be received upon conversion of the issued and outstanding shares of our Series H Convertible Preferred Stock. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares of common stock that may be purchased upon exercise of outstanding stock options granted by us, and the number of shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan, 2015 Omnibus Plan, 2016 Omnibus Plan and 2020 Omnibus Plan.

The common stock began trading on a reverse stock split-adjusted basis on Nasdaq on June 24, 2022. The trading symbol for the common stock remains “STAF.” The new CUSIP number for the common stock following the 1-for-10 Reverse Stock Split is 852387505.

July 2022 Private Placement

On July 1, 2022, we entered into the July 2022 Purchase Agreement with certain institutional and accredited investors. Pursuant to the July 2022 Purchase Agreement, we sold, in a private placement (the “July 2022 Private Placement”), 657,858 shares of our common stock (or pre-funded warrants) and warrants to purchase up to an aggregate of 657,858 shares of our common stock to the investors at a combined purchase price of $6.10 per share (or pre-funded warrant) and associated warrant. The Pre-Funded Warrants are exercisable at a price of $0.00001 per share, are exercisable immediately upon issuance and are exercisable until the Pre-Funded Warrants are exercised in full. The Warrants are exercisable at an exercise price of $5.85 per share, were exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance.

The net proceeds to us from the July 2022 Private Placement were approximately $3.08 million, after deducting placement agent fees and other estimated offering expenses payable by us.

On June 28, 2022, we entered into an engagement letter (the “Engagement Letter”) with Wainwright, pursuant to which Wainwright agreed to serve as our exclusive placement agent, on a reasonable best-efforts basis, in connection with the July 2022 Private Placement. We paid Wainwright an aggregate cash fee equal to 7.5% of the gross proceeds of the July 2022 Private Placement and a management fee equal to 1.0% of the gross proceeds of the July 2022 Private Placement, and additionally reimbursed Wainwright for a non-accountable expense allowance of $85,000. Additionally, we issued to Wainwright or its designees as compensation, the Wainwright Warrants to purchase up to 49,339 shares of common stock, equal to 7.5% of the aggregate number of shares of common stock placed in the July 2022 Private Placement. The Wainwright Warrants have a term of five and one-half years from the date of issuance and an exercise price of $7.625 per share of common stock (equal to 125% of the combined purchase price per share of common stock (or pre-funded warrant) and associated warrant issued and sold in the July 2022 Private Placement). The July 2022 Private Placement closed on July 7, 2022.

Corporate Information

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF”, on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 757 Third Avenue, 27th Floor, New York, New York 10017, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

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THE OFFERING

Common Stock to be Offered by the selling stockholders	Up to 2,022,913 shares of our common stock, which are comprised of (i) 409,531 Common Shares, (ii) 248,327 shares of common stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 657,858 shares of common stock issuable upon the exercise of the Amended Warrants, (iv) 657,858 shares of common stock issuable upon the exercise of the Warrants, and (v) 49,339 shares of common stock issuable upon the exercise of the Wainwright Warrants.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants if the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital purposes. See “Use of Proceeds” beginning on page 8 of this prospectus for additional information.

Registration Rights	Under the terms of the Registration Rights Agreement, we agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of shares of common stock issuable pursuant to the July 2022 Purchase Agreement and the exercise of the Pre-Funded Warrants and the Warrants, as applicable, by the 15th calendar day following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event, no later than the 45th calendar day following the date of the Registration Rights Agreement. In addition, we agreed that, upon the registration statement being declared effective under the Securities Act of 1933, as amended (the “Securities Act”), we will use our best efforts to maintain the effectiveness of the registration statement until the date that (i) the selling stockholders have sold all of the shares of common stock issuable under the Registration Rights Agreement or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 16 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “STAF.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our securities involves certain risks. Before deciding to invest in our common stock, you should consider carefully the following discussion of risks and uncertainties affecting us and our securities, together with other information in this prospectus and the other information and documents incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 1, 2022, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The COVID-19 pandemic has adversely affected our business and may continue to adversely affect our business.

In December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, and spread globally. The COVID-19 pandemic has, from time to time, led to government-imposed quarantines, limitations on business activity and shelter-in-place mandates to mitigate or contain the virus, and has contributed to financial market volatility and uncertainty, significant disruptions in general commercial activity and the global economy, including in the United States and the United Kingdom where our operations are based. Much of the independent contractor work we provide to our clients is performed at the site of our clients. As a result, we are subject to the plans and approaches of our clients have made to address the COVID-19 pandemic, such as whether they support remote working or if they have simply closed their facilities and furloughed employees. To the extent that our clients were to decide or are required to close their facilities, or not permit remote work when they close facilities, we would no longer generate revenue and profit from that client. In addition, in the event that our clients’ businesses suffer or close as a result of the COVID-19 pandemic, we may experience decline in our revenue or write-off of receivables from such clients. Developments such as social distancing and shelter-in-place directives have impacted our ability to deploy our staffing workforce effectively during the COVID-19 pandemic, thereby impacting contracts with customers in our commercial staffing and professional staffing business streams, and may continue to impact our business and results of operations should such measures be implemented again. While some government-imposed precautionary measures have been relaxed in certain countries or states, more strict measures may be put in place again due to a resurgence in COVID-19 cases or emergence of new variants of the virus.

Our business was impacted in the fiscal year ended January 1, 2022, by numerous government-mandated lockdown periods in the United States and United Kingdom. This had a large impact on the financial results of our numerous business streams, which differed in their financial recoveries primarily due to the geographies and industries in which they operate.

The ultimate impact of the COVID-19 pandemic continues to be highly uncertain and subject to future developments. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital and on the market price of our common stock, and affect our ability to successfully raise needed capital. If we are unsuccessful in raising capital in the future, we may need to reduce activities, curtail or cease operations. The ongoing COVID-19 pandemic may continue to disrupt the marketplaces in which we operate, which may negatively affect our business, results of operations and overall liquidity, as it has previously.

Risks Related to Our Common Stock and this Offering

We may not meet the continued listing requirements of The Nasdaq Capital Market, which could result in a delisting of our common stock.

Our common stock is listed on Nasdaq. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common shares on Nasdaq.

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On April 27, 2021, we received a letter from the Listing Qualifications Department of Nasdaq (the “Staff”) indicating that, based upon the closing bid price of our common stock for the 30 consecutive business day period between March 12, 2021 through April 27, 2021, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). On July 27, 2021, we received notice from Nasdaq indicating that we had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2).

On February 23, 2022, we received a letter from the Listing Qualifications of Nasdaq notifying us that we were no longer in compliance with the Bid Price Requirement, for continued listing on Nasdaq. Pursuant to the Panel Decision (as defined below) dated June 28, 2021, we were not eligible for the 180-day bid price compliance period set forth in the Listing Rules. As a result, we were subject to delisting from Nasdaq unless we timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). We had a hearing before the Panel on March 30, 2022, which automatically stayed any suspension or delisting action pending the issuance of a decision by the Panel following the hearing and the expiration of any additional extension period granted by the Panel following the hearing. On April 12, 2022, we received a letter from Nasdaq notifying us that the Panel determined to grant our request for continued listing on Nasdaq, subject to the following: (i) on or about May 2, 2022, we advised the Panel of the status of the proxy statement it plans to file to obtain shareholder approval for a reverse stock split, (ii) on or about May 23, 2022, we advised the Panel on the status of the shareholder meeting we plan to hold to obtain approval of the reverse stock split, (iii) on or about May 26, 2022, we will affect a reverse stock split and (iv) on or before about June 22, 2022, we shall demonstrate compliance with the Bid Price Requirement by evidencing a closing bid price above $1.00 per share for the previous ten consecutive trading sessions. On April 19, 2022, we received a letter from the Staff notifying us that as we had not yet filed our Form 10-K for the period ended January 1, 2022, such matter serves as an additional basis for delisting our securities from Nasdaq under Nasdaq Listing Rule 5810(c)(2)(A). On May 4, 2022 the Panel granted us an extension request until July 11, 2022 to demonstrate compliance with the bid price requirement. On May 20, 2022, we received a notice from the Staff notifying us that as we had not yet filed our Form 10-Q for the period ended April 2, 2022, such matter serves as a basis for delisting our securities from Nasdaq in addition to the aforementioned matters. On June 23, 2022, we effected the 1-for-10 Reverse Stock Split, on June 24, 2022, we filed our Annual Report on Form 10-K for the year ended January 1, 2022, and on July 14, 2022, we filed our Quarterly Report on Form 10-Q for the period ended April 2, 2022.

On June 3, 2020, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(1) to maintain stockholders’ equity of at least $2,500,000. A hearing before the Panel was held on January 21, 2021, and we were granted an extension to regain compliance until February 28, 2021, which was subsequently further extended to May 31, 2021 (the “Panel Decision”). On June 11, 2021, we received a letter from the Staff notifying us that the Panel had determined to delist our shares from Nasdaq and that trading in our shares would be suspended effective at the open of business on June 15, 2021 but that due to a procedural issue, the Panel determined not to implement the decision and afforded us an opportunity to make an additional submission for the Panel’s consideration. On June 28, 2021, we received a letter from the Staff informing us that we had regained compliance with the Rule. As a result, the Panel determined to continue the listing of our securities on Nasdaq. The Panel also determined to impose a Panel Monitor under Listing Rule 5815(d)(4)(A) for a period of one year from the date of the June 28, 2021 letter (the “Monitoring Period”). We were expected to remain in compliance with all of Nasdaq’s continued listing requirements during the Monitoring Period.

If Nasdaq delists our common stock from trading on its exchange for failure to meet the listing standards, an investor would likely find it significantly more difficult to dispose of or obtain our shares, and our ability to raise future capital through the sale of our shares could be severely limited. We additionally may not be able to list our common stock on another national securities exchange, which could result in our securities being quoted on an over-the-counter market. If this were to occur, our shareholders could face significant material adverse consequences, including limited availability of market quotations for our common stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future. There can be no assurance that an active trading market for our common stock will develop or be sustained. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

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There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A more active, liquid trading market for our common stock may not develop, and the price of our common stock may fluctuate significantly.

Historically, the market price of our common stock has fluctuated over a wide range. During the 12-month period prior to the date of this prospectus, after giving effect to the 1-for 10 Reverse Stock Split, our common stock traded as high as $47.40 per share and as low as $3.60  per share. There has been relatively limited trading volume in the market for our common stock, and a more active, liquid public trading market may not develop or may not be sustained. Limited liquidity in the trading market for our common stock may adversely affect a stockholder’s ability to sell its shares of common stock at the time it wishes to sell them or at a price that it considers acceptable. If a more active, liquid public trading market does not develop we may be limited in our ability to raise capital by selling shares of common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration. In addition, if there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile and it would be harder for a stockholder to liquidate any investment in our common stock. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;
●	changes in our earnings estimates;
●	investment recommendations by securities analysts following our business or our industry;
●	additions or departures of key personnel;
●	changes in the business, earnings estimates or market perceptions of our competitors;
●	our failure to achieve operating results consistent with securities analysts’ projections;
●	changes in industry, general market or economic conditions; and
●	announcements of legislative or regulatory changes.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in the staffing industry. The changes often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us and these fluctuations could materially reduce our stock price.

We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We initiated a dividend program in early 2019 under which we intended to pay a regular quarterly cash dividend of $0.10 per share to holders of our common stock. The first such dividend was paid on February 28, 2019 to shareholders of record as of February 15, 2019, but subsequent dividends were suspended by our Board. In the future, our Board may, without advance notice, determine to initiate, reduce or suspend our dividends in order to maintain our financial flexibility and best position us for long-term success. The declaration and amount of future dividends is at the discretion of our Board and will depend on our financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements and other factors and restrictions our Board deems relevant. In addition, we are limited in our ability to pay dividends by certain of our existing agreements. In particular, our debt agreements only permit us to pay a quarterly cash dividend of one cent per share of common stock issued and outstanding, provided, that such cash dividend does not exceed $100 in the aggregate per fiscal quarter. We may not pay such dividends if any events of default exist under our debt agreements.

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Accordingly, we cannot be certain if we will be able to pay quarterly cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must mainly rely on sales of their common stock after price appreciation, which may never occur, as the primary way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The 1-for-10 Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the 1-for-10 Reverse Stock Split given the reduced number of shares that are outstanding following the 1-for-10 Reverse Stock Split. In addition, the 1-for-10 Reverse Stock Split would have increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants if the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital purposes.

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 2,022,913 shares of our common stock, which are comprised of (i) 409,531 Common Shares, (ii) 248,327 shares of common stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 657,858 shares of common stock issuable upon the exercise of the Amended Warrants, (iv) 657,858 shares of common stock issuable upon the exercise of the Warrants, and (v) 49,339 shares of common stock issuable upon the exercise of the Wainwright Warrants.

July 2022 Private Placement

On July 1, 2022, we entered into the July 2022 Purchase Agreement with certain institutional and accredited investors for the issuance and sale of 657,858 shares of common stock (or pre-funded warrants) and warrants to purchase up to an aggregate of 657,858 shares of common stock at a combined purchase price of $6.10 per share of common stock (or pre-funded warrant) and associated warrant. The Pre-Funded Warrants are exercisable at a price of $0.00001 per share, are exercisable immediately upon issuance and are exercisable until the Pre-Funded Warrants are exercised in full. The Warrants are exercisable at an exercise price of $5.85 per share, are exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance. The July 2022 Private Placement closed on July 7, 2022.

A holder of the Pre-Funded Warrants, the Amended Warrants or the Warrants may not exercise its Pre-Funded Warrants, Amended Warrants or Warrants, respectively, to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

In connection with the July 2022 Private Placement, we entered into the Registration Rights Agreement with the purchasers under the July 2022 Purchase Agreement, pursuant to which, among other things, we agreed to prepare and file with the Securities and Exchange Commission, by the 15th calendar day following the date of the Registration Rights Agreement, a registration statement on Form S-3, or another such appropriate form, to register for resale the shares of common stock issued pursuant to the July 2022 Purchase Agreement and issuable upon the exercise of the Pre-Funded Warrants and the Warrants, as applicable. We have agreed to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event, no later than the 45th calendar day following the date of the Registration Rights Agreement. In addition, we agreed that upon the registration statement being declared effective under the Securities Act, we will use our best efforts to maintain the effectiveness of the registration statement until the date that (i) the selling stockholders have sold all of the shares of common stock registrable under the Registration Rights Agreement or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

In connection with the July 2022 Private Placement, we entered into the Warrant Amendment Agreements with each of the investors in which we agreed to amend certain existing warrants pursuant to purchase up to an aggregate of 657,858 shares of our common stock that were previously issued to the investors, with exercise prices ranging from $18.50 to $38.00 per share and expiration dates ranging from July 22, 2026 to November 1, 2026, effective upon the closing of the July 2022 Private Placement. The Amended Warrants have a reduced exercise price of $5.85 per share and expire five and one-half years following the closing of the July 2022 Private Placement.

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Wainwright served as our exclusive placement agent in connection with the July 2022 Private Placement. Pursuant to the Engagement Letter, we paid Wainwright (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of the July 2022 Private Placement, (ii) a management fee equal to 1.0% of the gross proceeds of the July 2022 Private Placement; and (iii) a non-accountable expense allowance of $85,000. In addition, we issued to Wainwright or its designees the Wainwright Warrants to purchase up to 49,339 shares of our common stock at an exercise price equal to $7.625. The Wainwright Warrants were exercisable immediately upon issuance and have a term of five and one-half years from the date of issuance.

We are registering the Common Shares, and the shares of common stock issuable upon the exercise of the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants in order to permit the selling stockholders to offer such shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the selling stockholders

Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Each of Michael Vasinkevich, Noam Rubinstein, Craig Schwabe and Charles Worthman are associated persons of Wainwright, which served as our underwriter for the public offering we consummated in December 2020, our placement agent in connection with the registered direct offering we consummated in December 2020, our placement agent in connection with the public offering we consummated in February 2021, our placement agent in connection with the private placement we consummated in April 2021 (the “April 2021 Private Placement”), our placement agent in connection with the registered direct offering and concurrent private placement we consummated in July 2021 (together, the “July 2021 Offerings”), our placement agent in connection with the first registered direct offering and concurrent private placement we consummated in August 2021 (together, the “First August 2021 Offerings”), our placement agent in connection with the second registered direct offering and concurrent private placement we consummated in August 2021 (together, the “Second August 2021 Offerings”), our placement agent in connection with the private placement we consummated in November 2021 (the “November 2021 Private Placement”), and our placement agent in connection with the July 2022 Private Placement, for each of which Wainwright received compensation.

Each of Armistice Capital Master Fund Ltd., Cavalry Fund I LP and Lind Global Macro Fund, LP purchased securities in the April 2021 Private Placement, the July 2021 Offerings, the First August 2021 Offerings, the Second August 2021 Offerings and the November 2021 Private Placement. Lind Global Fund II LP purchased securities in the July 2021 Offerings, the First August 2021 Offering, the Second August 2021 Offerings and the November 2021 Private Placement. Intracoastal Capital LLC purchased securities in the July 2021 Offerings, the First August 2021 Offerings and the Second August 2021 Offerings. Iroquois Capital Investment Group purchased securities in the July 2021 Offerings and the First August 2021 Offerings. Iroquois Master Fund purchased securities in the July 2021 Offerings. Each of Bigger Capital Fund, LP and District 2 Capital Fund LP purchased securities in the April 2021 Private Placement.

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Information About Selling Stockholders Offering

The shares of common stock being offered by the selling stockholders are the Common Shares issued pursuant to the July 2022 Purchase Agreement, and the shares of common stock issuable to the selling stockholders upon the exercise of the Pre-Funded Warrants, the Amended Warrants, the Warrants and Wainwright Warrants. For additional information regarding the issuances of the Common Shares, the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants, see “—July 2022 Private Placement” above. We are registering the Common Shares and the shares of common stock underlying the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock owned by each selling stockholder, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of July 14, 2022, assuming exercise of the securities exercisable into shares of common stock held by the selling stockholders on that date, if applicable, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders.

In accordance with the terms of the Registration Rights Agreement and the Warrant Amendment Agreements, as applicable, this prospectus generally covers the resale of the sum of (i) the maximum number of Common Shares, (ii) the maximum number of Pre-Funded Warrant Shares, (iii) the maximum number of Amended Warrant Shares, (iv) the maximum number of Warrant Shares, and (v) the maximum number of Wainwright Warrant Shares. The table below assumes that the outstanding Pre-Funded Warrants, Amended Warrants, Warrants and Wainwright Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the Securities and Exchange Commission, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the July 2022 Purchase Agreement, without regard to any limitations on the exercise of the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

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Under the terms of the Pre-Funded Warrants, the Amended Warrants, the Warrants and the Wainwright Warrants, a selling stockholder may not exercise the Pre-Funded Warrants, the Amended Warrants, the Warrants or the Wainwright Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or 9.99% at the election of the holder prior to the date of issuance), of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon the exercise of such Pre-Funded Warrants, Amended Warrants, Warrants or Wainwright Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of common stock owned prior to offering	Maximum number of shares of common stock to be sold pursuant to this Prospectus		Number of shares of common stock owned after offering	Percentage of common stock owned after offering

Armistice Capital Master Fund Ltd. (1)	1,314,981	1,314,981	(2)	0	0%
Bigger Capital Fund, LP(3)	25,002	25,002	(4)	0	0%
Cavalry Fund I LP (5)	108,723	108,723	(6)	0	0%
District 2 Capital Fund LP(3)	25,002	25,002	(7)	0	0%
Intracoastal Capital, LLC (8)	99,888	99,888	(9)	0	0%
Iroquois Capital Investment Group LLC (10)	14,079	14,079	(11)	0	0%
Iroquois Master Fund Ltd. (10)	32,862	32,862	(12)	0	0%
Lind Global Macro Fund, LP (13)	197,352	197,352	(14)	0	0%
Lind Global Fund II LP (13)	155,685	155,685	(15)	0	0%
Michael Vasinkevich (16)	101,886	31,639	(17)	70,247	2.79%
Noam Rubinstein (16)	34,955	10,855	(18)	24,100	*
Craig Schwabe (16)	20,456	6,352	(19)	14,104	*
Charles Worthman (16)	1,589	493	(20)	1,096	*

* Less than 1%

(1)	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The selling stockholder’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The Master Fund may not exercise the Warrants to the extent such exercise would cause the Master Fund, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(2)	Represents (i) 190,000 Common Shares issued in the July 2022 Private Placement, (ii) 248,327 shares of common stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 438,327 shares of common stock issuable upon the exercise of the Amended Warrants, and (iv) 438,327 shares of common stock issuable upon the exercise of the Warrants.
(3)	Michael Bigger, the managing member of the general partner of Bigger Capital Fund, LP, has sole voting and dispositive power over the securities held by Bigger Capital Fund, LP. Mr. Bigger, the managing member of the general partner of District 2 Capital Fund LP, has sole voting and dispositive power over the securities held by District 2 Capital Fund LP. The business address of District 2 Capital Fund LP is 175 West Carver, Huntington, NY, 11743. The business address of Bigger Capital Fund, LP is 2250 Red Springs Drive, Las Vegas, NV 89135

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(4)	Represents (i) 8,334 Common Shares issued in the July 2022 Private Placement, (ii) 8,334 shares of common stock issuable upon the exercise of the Amended Warrants, and (iii) 8,334 shares of common stock issuable upon the exercise of the Warrants.
(5)	Thomas Walsh, manager of Cavalry Fund I LP, has sole voting and dispositive power over the securities held by Cavalry Fund I LP. Mr. Walsh, manager of Cavalry Special Ops Fund LLC, has sole voting and dispositive power over the securities held by Cavalry Special Ops Fund LLC. The selling stockholder’s address is 82 East Allendale Road, Suite 5B, Saddle River, New Jersey 07458. Cavalry Fund I LP and Cavalry Special Ops Fund LLC may not exercise the Warrants to the extent such exercise would cause Cavalry Fund I LP or Cavalry Special Ops Fund LLC, together with their affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(6)	Represents (i) 36,241 Common Shares issued in the July 2022 Private Placement, (ii) 36,241 shares of common stock issuable upon the exercise of the Amended Warrants, and (iii) 36,241 shares of common stock issuable upon the exercise of the Warrants.
(7)	Represents (i) 8,334 Common Shares issued in the July 2022 Private Placement, (ii) 8,334 shares of common stock issuable upon the exercise of the Amended Warrants, and (iii) 8,334 shares of common stock issuable upon the exercise of the Warrants.
(8)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. The selling stockholder’s address is 245 Palm Trail, Delray Beach, FL 33483. Intracoastal may not exercise the Warrants to the extent such exercise would cause Intracoastal, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(9)	Represents (i) 33,296 Common Shares issued in the July 2022 Private Placement, (ii) 33,296 shares of common stock issuable upon the exercise of the Amended Warrants, and (iii) 33,296 shares of common stock issuable upon the exercise of the Warrants.
(10)	Richard Abbe has the sole authority and responsibility for the investments made on behalf of Iroquois Capital Investment Group LLC (“ICIG”) as its managing member and shares authority and responsibility for the investments made on behalf of Iroquois Master Fund Ltd. (the “Iroquois Master Fund”) with Kimberly Page, each of whom is a director of the Iroquois Master Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the securities reported herein (subject to the beneficial ownership blockers) held by Iroquois Master Fund and ICIG. The selling stockholder’s address is 125 Park Ave., 25th Fl. NY, NY 10017. ICIG and Iroquois Master Fund may not exercise the Warrants to the extent such exercise would cause ICIG or Iroquois Master Fund, together with their affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(11)	Represents (i) 4,693 Common Shares issued in the July 2022 Private Placement, (ii) 4,693 shares of common stock issuable upon the exercise of the Amended Warrants, and (iii) 4,693 shares of common stock issuable upon the exercise of the Warrants.
(12)	Represents (i) 10,954 Common Shares issued in the July 2022 Private Placement, (ii) 10,954 shares of common stock issuable upon the exercise of the Amended Warrants, and (iii) 10,954 shares of common stock issuable upon the exercise of the Warrants.
(13)	Jeff Easton is the Managing Member of Lind Global Partners, LLC, which is the General Partner and the Investment Manager of Lind Global Macro Fund LP and Lind Global Fund II LP, respectively, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global Macro Fund LP and Lind Global Fund II LP is 444 Madison Avenue, 41st Floor, New York, NY 10022. Lind Global Partners, LLC and Lind Global Fund II LP may not exercise the Warrants to the extent such exercise would cause Lind Global Partners, LLC or Lind Global Fund II LP, together with their affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

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(14)	Represents (i) 65,784 Common Shares issued in the July 2022 Private Placement, (ii) 65,784 shares of common stock issuable upon the exercise of the Amended Warrants, and (iii) 65,784 shares of common stock issuable upon the exercise of the Warrants.
(15)	Represents (i) 51,895 Common Shares issued in the July 2022 Private Placement, (ii) 51,895 shares of common stock issuable upon the exercise of the Amended Warrants, and (iii) 51,895 shares of common stock issuable upon the exercise of the Warrants.
(16)	The selling stockholder was issued compensation warrants as a designee of Wainwright in connection with the June 2022 Private Placement. Each selling stockholder has sole voting and dispositive power over the securities held. The business address is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022. Each selling stockholder may not exercise the Wainwright Warrants to the extent such exercise would cause each selling stockholder, together with his affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, or, upon notice to us, 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.
(17)	Represents 31,639 shares of common stock issuable upon the exercise of the Wainwright Warrants.
(18)	Represents 10,855 shares of common stock issuable upon the exercise of the Wainwright Warrants.
(19)	Represents 6,352 shares of common stock issuable upon the exercise of the Wainwright Warrants.
(20)	Represents 493 shares of common stock issuable upon the exercise of the Wainwright Warrants.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We have authorized 220,000,000 shares of capital stock, of which 200,000,000 are shares of common stock and 20,000,000 are shares of “blank check” preferred stock. On July 14, 2022, there were 2,419,688 shares of common stock issued and outstanding. We currently have 1,663,008 shares of preferred stock designated as Series A Preferred Stock, 200,000 shares of preferred stock designated as Series B Preferred Stock, 2,000,000 shares of preferred stock designated as Series C Preferred Stock, 13,000 shares of preferred stock designated as Series E Convertible Preferred Stock, 6,500 shares of preferred stock designated as Series E-1 Convertible Preferred Stock, 4,698 shares of preferred stock designated as Series F Convertible Preferred Stock, 13,000 shares of preferred stock designated as Series G Preferred Convertible Stock, 6,500 shares of preferred stock designated as Series G-1 Convertible Preferred Stock, 9,000,000 shares of preferred stock designated as Series H Convertible Preferred Stock, and 40,000 shares of preferred stock designated as Series J Preferred Stock. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our Board does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

As of July 14, 2022, we had 511 holders of record of our shares of common stock.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements as of January 1, 2022 and January 2, 2021 and for each of the two years in the period ended January 1, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.staffing360solutions.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended January 1, 2022, filed with the Securities and Exchange Commission on June 24, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended April 2, 2022, filed with the Securities and Exchange Commission on July 14, 2022;
●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 28, 2015, as amended and supplemented by the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended January 1, 2022, filed with the Securities and Exchange Commission on June 24, 2022, including any amendment or reports filed for the purpose of updating such description; and

●	Our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 28, 2022, March 1, 2022, April 14, 2022, April 20, 2022, April 22, 2022, May 4, 2022, May 19, 2022 (as amended on Form 8-K/A on May 20, 2022), May 24, 2022, May 26, 2022, June 23, 2022 and July 7, 2022.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Chief Financial Officer

757 Third Ave., 27th Floor

New York, New York 10017

(646) 507-5710

You may also access the documents incorporated by reference in this prospectus through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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2,022,913 Shares

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$723.84
Printing and engraving costs	—
Legal fees and expenses	25,000
Accounting fees and expenses	35,000
Miscellaneous Fees and Expenses	—

Total	$60,723.84

Item 14. Indemnification of Directors and Officers

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

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We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have sold during the last three years without registration under the Securities Act.

During the period December 29, 2018 through December 29, 2019, we issued 100 shares of common stock to Greenridge Global, LLC (“Greenridge”) for investor relations advisory services and institutional introductions.

During the period December 30, 2019 through January 2, 2021, we issued 250 shares of common stock, with an aggregate value of approximately $180,000, to Greenridge in return for investor relations advisory services. The shares were issued in reliance upon an exemption pursuant to Section 4(a)(2) of the Securities Act.

Under the terms of the note issued pursuant to the Fourth Omnibus Amendment and Reaffirmation Agreement entered into on August 29, 2019, with Jackson Investment Group, LLC (“Jackson”), as lender, which, among other things, amended that certain Amended and Restated Note Purchase Agreement, dated as of September 15, 2017, among us, certain of our subsidiaries and Jackson, as amended, we were required to issue 1,667 shares of our common stock to Jackson on a monthly basis until the term note was fully repaid, subject to certain exceptions to comply with Nasdaq listing standards. The shares of common stock were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. We repaid the principal amount of the note on May 20, 2020, and through that date had issued 8,333 shares of its common stock to Jackson.

On December 29, 2020, we sold an aggregate of 80,278 shares of common stock in an underwritten public offering (“the December 2020 Public Offering”), at an offering price to the public of $36.00 per share. Wainwright acted as the sole book-running manager for the December 2020 Public Offering. As partial compensation for Wainwright’s services as underwriter in the December 2020 Public Offering, we issued to Wainwright’s designees warrants to purchase 6,021 shares of common stock (the “December 2020 Wainwright Warrants”). The December 2020 Wainwright Warrants have a term of five (5) years from the commencement of sales under the offering and an exercise price of $45.00 per share (equal to 125% of the public offering price per share). The December 2020 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

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On December 31, 2020, we sold an aggregate of 44,377 shares of common stock in a registered direct offering (the “December 2020 Registered Direct Offering”), at an offering price of $39.30 per share. Wainwright acted as the placement agent for the December 2020 Registered Direct Offering. As partial compensation for Wainwright’s services as placement agent in the December 2020 Registered Direct Offering, we issued to Wainwright’s designees warrants to purchase up to 3,327 shares of common stock (the “December 2020 Registered Direct Wainwright Warrants”). The December 2020 Registered Direct Wainwright Warrants have a term of five (5) years from the commencement of sales under the offering and an exercise price of $49.128 per share (equal to 125% of the offering price per share). The December 2020 Registered Direct Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

On February 9, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of 347,520 shares of common stock at a price of $54.00 per share and pre-funded warrants to purchase up to an aggregate of 16,735 shares of common stock, at an exercise price of $53.994 per share. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 18,213 shares of common stock (the “February 2021 Wainwright Warrants”). The February 2021 Wainwright Warrants have a term of five (5) years from the commencement of sales under the offering and an exercise price of $67.50 per share (equal to 125% of the offering price per share). The February 2021 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act.

On April 21, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of 4,697.6328 shares of Series F Convertible Preferred Stock at a price of $1,000 per share and warrants to purchase up to an aggregate of 130,490 shares of common stock, at an exercise price of $36.00 per share (the “April 2021 Warrants”) in the April 2021 Private Placement. The April 2021 Warrants are exercisable six months following the closing of the April 2021 Private Placement and have a term of five (5) years following such date. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 9,787 shares of common stock (the “April 2021 Wainwright Warrants”). The April 2021 Wainwright Warrants are exercisable six months following the closing of the April 2021 Private Placement, have an exercise price of $45.00 per share and expire five years from the initial exercise date. The Series F Preferred Stock, the April 2021 Warrants and the April 2021 Wainwright Warrants were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

On May 6, 2021, we issued 6,172 shares of Series G Convertible Preferred Stock and 1,493 shares of Series G-1 Convertible Preferred Stock to Jackson in connection with our entry into the Exchange Agreement, dated May 6, 2021, with Jackson. Such issuances were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. Under the terms of the Certificate of Designation of Series G Convertible Preferred Stock governing the Series G Convertible Preferred Stock, we were required to issue shares of Series G-1 Convertible Preferred Stock from time to time as dividends. From the date of issuance of the Series G Convertible Preferred Stock until July 21, 2021 (on which date the Company exchanged all outstanding shares of Series G Convertible Preferred Stock and Series G-1 Convertible Preferred Stock, respectively, for senior indebtedness by entering into a new 12% Senior Secured Note, in aggregate principal amount of $7,733,000 (the “New Note”), which amount represented all of the outstanding Series G Preferred Stock and Series G-1 Convertible Preferred Stock of the Company held by Jackson as of July 21, 2021), the Company was obligated to issue 68 shares of Series G-1 Convertible Preferred Stock as dividends. The shares of Series G-1 Convertible Preferred Stock were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

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On July 20, 2021, we entered into a securities purchase agreement with certain institutional and accredited investors for the issuance and sale of an aggregate of 219,913 shares of common stock at a price of $34.50 per share and warrants to purchase up to an aggregate of 109,957 shares of common stock, at an exercise price of $38.00 per share (the “July 2021 Warrants”). The July 2021 Warrants are exercisable immediately upon issuance and will expire five years following the date that the July 2021 Warrants first become exercisable. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 16,494 shares of common stock (the “July 2021 Wainwright Warrants”). The July 2021 Wainwright Warrants have a term of five (5) years from the commencement of sales under the July 2021 Offerings and an exercise price of $43.125 per share (equal to 125% of the offering price per share). The July 2021 Warrants and the July 2021 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

As described above, on July 21, 2021, we entered into the New Note, in aggregate principal amount of $7,733,000, which amount represented all of the outstanding Series G Preferred Stock and Series G-1 Convertible Preferred Stock held by Jackson as of July 21, 2021.

On August 5, 2021, we entered into a securities purchase agreement with certain of the selling stockholders for the issuance and sale of an aggregate of 138,316 shares of common stock at a price of $26.425 per share and warrants to purchase up to an aggregate of 69,158 shares of common stock, at an exercise price of $25.80 per share (the “First August 2021 Warrants”). The First August 2021 Warrants are immediately upon issuance and will expire five years following the date that the First August 2021 Warrants first become exercisable. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 10,374 shares of common stock (the “First August 2021 Wainwright Warrants”). The First August 2021 Wainwright Warrants have a term of five (5) years from the commencement of sales under the First August 2021 Offerings and an exercise price of $30.31 per share (equal to 125% of the offering price per share). The First August 2021 Warrants and the First August 2021 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

On August 22, 2021, we entered into a securities purchase agreement with certain of the selling stockholders for the issuance and sale of an aggregate of 136,048 shares of common stock at a price of $21.00 per share and warrants to purchase up to an aggregate of 68,024 shares of common stock at an exercise price of $20.40 per share (the “Second August 2021 Warrants”). The Second August 2021 Warrants are exercisable immediately upon issuance and will expire five years following the date that the Second August 2021 Warrants first become exercisable. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 10,201 shares of common stock (the “Second August 2021 Wainwright Warrants”). The Second August 2021 Wainwright Warrants have a term of five (5) years from the commencement of sales under the Second August 2021 Offerings and an exercise price of $26.25 per share (equal to 125% of the offering price per share). The Second August 2021 Warrants and the Second August 2021 Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

During the period January 3, 2021 through August 27, 2021, we issued 167 shares of common stock, with an aggregate value of approximately $30,672.80, to Greenridge in return for investor relations advisory services (the “Greenridge Shares”). The Greenridge Shares were issued in reliance upon an exemption pursuant to Section 4(a)(2) of the Securities Act.

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On October 28, 2021, we entered into a securities purchase agreement with the selling stockholders for the issuance and sale of 468,355 shares of common stock (or pre-funded warrants) and warrants to purchase up to an aggregate of 468,355 shares of common stock (the “November 2021 Warrants”) at a combined purchase price of $19.75 per share of common stock (or pre-funded warrant) and associated warrant. The pre-funded warrants (the “November 2021 Pre-Funded Warrants”) are exercisable at a price of $0.00001 per share, are exercisable immediately upon issuance and are exercisable until the November 2021 Pre-Funded Warrants are exercised in full. The November 2021 Warrants are exercisable immediately upon issuance and will expire five years following the date of issuance. As partial compensation for Wainwright’s services as placement agent in the offering, we issued to Wainwright’s designees warrants to purchase up to 35,127 shares of common stock (the “November 2021 Wainwright Warrants”). The November 2021 Wainwright Warrants have a term of five (5) years from the date of issuance and an exercise price of $24.688 per share (equal to 125% of the offering price per share). The November 2021 Pre-Funded Warrants, the November 2021 Warrants and the November Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

On April 18, 2022, we entered into a stock purchase agreement (the “Headway Stock Purchase Agreement”) with Headway Workforce Solutions, Inc., a (“Headway”), and Chapel Hill Partners, LP, as the representatives of all the stockholders (collectively, the “Sellers”) of Headway (the “Sellers’ Representative”), pursuant to which, among other things, we purchased all of the issued and outstanding securities of Headway in exchange for (i) a cash payment of $14,065.20, and (ii) 9,000,000 shares of our Series H Convertible Preferred Stock, with a value equal to the Closing Payment, as defined in the Headway Stock Purchase Agreement (the “Headway Acquisition”). On May 18, 2022, the Headway Acquisition closed. The issuance of the Series H Convertible Preferred Stock was not registered under the Securities Act, or any state securities law, and such issuance was undertaken in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

On July 1, 2022, we entered into the July 2022 Purchase Agreement with the selling stockholders for the issuance and sale of an aggregate of 657,858 shares of common stock (or pre-funded warrant) and warrants to purchase up to an aggregate of 657,858 shares of common stock at a combined purchase price of $6.10 per share of common stock (or pre-funded warrant) and associated warrant. The Pre-Funded Warrants are exercisable at a price of $0.00001 per share, are exercisable immediately upon issuance and are exercisable until the Pre-Funded Warrants are exercised in full. The Warrants are exercisable at a price of $5.85 per share, exercisable immediately upon issuance and will expire five and one-half years following the date issuance. As partial compensation for Wainwright’s services as placement agent in the July 2022 Private Placement, we issued to Wainwright’s designees warrants to purchase up to 49,339 shares of common stock. The Wainwright Warrants have a term of five and one-half years from the date of issuance and an exercise price of $7.625 per share (equal to 125% of the offering price per share (or pre-funded warrant) and associated warrant). The Pre-Funded Warrants, the Warrants and the Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and between Staffing 360 Solutions, Inc., a Delaware corporation, and Staffing 360 Solutions, Inc., a Nevada corporation (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).
2.2	Asset Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Georgia, LLC, firstPRO Inc., firstPRO Georgia LLC, April F. Nagel and Philip Nagel (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on September 19, 2017).
2.3(1)	Stock Purchase Agreement, dated April 18, 2022, by and between Staffing 360 Solutions, Inc. Headway Workforce Solutions, Inc. and Chapel Hill Partners, LP as the Sellers’ Representative (previously filed as Exhibit 2.1 to the Company’s Current Report Form 8-K, filed with the SEC on April 20, 2022).
2.4(1)	Amendment to the Stock Purchase Agreement, dated May 18, 2022, by and between Staffing 360 Solutions, Inc. Headway Workforce Solutions, Inc. and Chapel Hill Partners, LP as the Sellers’ Representative (previously filed as Exhibit 2.1 to the Company’s Current Report Form 8-K, filed with the SEC on May 19, 2022).
3.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.3 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).
3.2	Amended and Restated Bylaws (previously filed as Exhibit 3.4 to the Company’s Form 8-K, filed with the SEC on June 15, 2017).
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Company’s Form 8-K, filed with the SEC on January 3, 2018).
3.4	Certificate of Designations, Preferences and Rights of Series A Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 4, 2015).
3.5	Certificate of Designations, Preferences and Rights of Series B Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2015)
3.6	Certificate of Designations, Preferences and Rights of Series C Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 7, 2016).
3.7	Amendment to Certificate of Designation After Issuance of Class or Series increasing the number of authorized Series C Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 22, 2016).
3.8	Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018).
3.9	Certificate of Correction to the Certificate of Designation of Series E Convertible Preferred Stock (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2018).
3.10	Certificate of Amendment to Certificate of Designation of Series E Convertible Preferred Stock, dated February 7, 2019 (previously filed as Exhibit 3.1 to the Company’s current Report on Form 8-K filed with the SEC on February 11, 2019).
3.11	Certificate of Amendment to the Certificate of Designation of Series E Preferred Stock, dated October 23, 2020 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).
3.12	Certificate of Designation for Series F Convertible Preferred Stock (previously filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 27, 2021).
3.13	Certificate of Designation of Series G Convertible Preferred Stock, dated May 6, 2021(previously filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on May 12, 2021).
3.14	Certificate of Correction to Certificate of Designation of Series G Convertible Preferred Stock, dated May 11, 2021 (previously filed as Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on May 12, 2021).
3.15	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed on June 30, 2021 with the Secretary of State of the State of Delaware (previously filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on July 1, 2021).
3.16	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed on December 27, 2021 with the Secretary of State of the State of Delaware (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2021).

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3.17	Amended and Restated Certificate of Designation of Series H Convertible Preferred Stock, dated May 23, 2022 (Previously filed as Exhibit 3.1 to the Company’s Current Report Form 8-K, filed with the SEC on May 24, 2022).
3.18	Certificate of Designation of the Series J Preferred Stock of the Company, dated May 4, 2022 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2022).
3.19	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Staffing 360 Solutions, Inc. filed on June 23, 2022 with the Secretary of State of the State of Delaware (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2022).
4.1	Subordinated Secured Note issued to Jackson Investment Group LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017)
4.2	Warrant issued to Jackson Investment Group LLC (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
4.3	April Note, dated April 5, 2017, issued to Jackson Investment Group LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
4.4	10% Subordinated Secured Note, dated August 2, 2017, issued to Jackson Investment Group, LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
4.5	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 29, 2020 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2020).
4.6	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 31, 2020 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2020).
4.7	Description of Securities (previously filed as Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed on June 24, 2022).
4.8	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
4.9	Form of Placement Agent Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
4.10	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
4.11	Form of Wainwright Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
4.12	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021).
Form of Wainwright Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021).
4.13	Form of Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021).
4.14	Form of Wainwright Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021).
4.15	Form of Pre-Funded Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2021).
4.16	Form of Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2021).
4.17	Form of Wainwright Warrant (previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2021).
4.18	Form of Pre-Funded Warrant (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2022).
4.19	Form of Warrant (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2022).
4.20	Form of Wainwright Warrant (previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2022).

II-7

5.1*	Consent of Haynes and Boone, LLP.
10.1	Form of Deed of Restrictive Covenant by and between Brendan Flood and the Company (previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2014).
10.2	Stock Purchase Agreement, by and among Linda Moraski, PeopleSERVE, Inc., PeopleSERVE PRS, Inc. and the Company, dated May 17, 2014 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 20, 2014).
10.3+	2014 Equity Compensation Plan (previously filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K, filed with the SEC on September 15, 2014).
10.4	Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE, Inc. and Monroe Staffing Services, LLC, as borrowers, the Company, as a credit party, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015).
10.5	Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE PRS, Inc., as borrower, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2015).
10.6+	Employment Agreement, dated July 8, 2015, by and between Alison Fogel and Lighthouse Placement Services, LLC (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 14, 2015).
10.7	Amendment No. 2 to the Credit and Security Agreement, effective August 31, 2015, by and among PeopleSERVE, Inc., Monroe Staffing Services, LLC, Faro Recruitment America, Inc. and Lighthouse Placement Services, LLC as borrowers, the Company, as a credit party, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 4, 2015).
10.8	Amendment No. 1 to the Credit and Security Agreement, effective August 31, 2015, by and among PeopleSERVE PRS, Inc. as borrower, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 4, 2015).
10.9+	2015 Omnibus Incentive Plan (previously filed as Exhibit 4.1 to the Company’s Form S-8, filed with the SEC on October 2, 2015).
10.10+	2016 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017 (through an incorporation by reference from Appendix D to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 21, 2016).
10.11+	2016 Long Term Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2017 (through an incorporation by reference from Appendix E to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 21, 2016).
10.12	Warrant Agreement, dated January 25, 2017, by and among the Company and Jackson Investment Group LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.13	Security Agreement, dated January 25, 2017, by and among the Company, Jackson Investment Group LLC and the U.S. Subsidiary Guarantors (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.14	Pledge Agreement, dated January 25, 2017 by and the Company, Jackson Investment Group LLC and the U.S. Subsidiary Guarantors (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.15	Subordination Agreement, dated January 25, 2017, by and among Midcap Funding X Trust, Jackson Investment Group LLC, the Company and the U.S. Subsidiary Guarantors (previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on January 31, 2017).
10.16	Amended Warrant Agreement, dated March 14, 2017, between the Company and Jackson Investment Group LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2017).

II-8

10.17	Amended Purchase Agreement, dated April 5, 2017, by and among the Company, Jackson Investment Group LLC and certain subsidiaries of the Company (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
10.18	Second Amendment, dated April 5, 2017, by and among the Company and Jackson Investment Group LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
10.19	Amended Subordination Agreement, dated April 5, 2017, by and among Midcap Funding X Trust, Jackson Investment Group LLC, the Company and certain subsidiaries of the Company (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 6, 2017).
10.20	Second Amended Purchase Agreement, dated August 2, 2017, by and among the Company, Jackson Investment Group, LLC and certain subsidiaries of the Company (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
10.21	Second Amended Subordination Agreement, dated August 2, 2017, by and among Midcap Funding X Trust, Jackson Investment Group, LLC, the Company and certain subsidiaries of the Company (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2017).
10.22	Amended and Restated Note Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.23	Intercreditor Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc., MidCap Funding X Trust and Jackson Investment Group, LLC (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.24	Share Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., Longbridge Recruitment 360 Limited and the holders of outstanding shares of CBS Butler Holdings Limited (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.25	Amendment No.8 to the Credit and Security Agreement, dated September 15, 2017, by and among Staffing 360 Solutions, Inc., certain subsidiaries of Staffing 360 Solutions, Inc. and MidCap Funding X Trust (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 19, 2017).
10.26	Agreement for Purchase of Debt, dated February 8, 2018, between CBS Butler Limited and HSBC Invoice Finance (UK) Limited (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018).
10.27	Agreement for Purchase of Debt, dated February 8, 2018, between The JM Group (IT Recruitment) Limited and HSBC Invoice Finance (UK) Limited (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018).
10.28	Agreement for Purchase of Debt, dated February 8, 2018, between Longbridge Recruitment 360 Ltd and HSBC Invoice Finance (UK) Limited (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2018).
10.29	Agreement for Purchase of Debt, dated June 28, 2018, between HSBC Invoice Finance (UK) Limited, and Clement May Limited (previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on July 5, 2018).
10.30	Term Loan letter agreement, dated June 26, 2018, between HSBC Bank plc, and Staffing 360 Solutions Limited (previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on July 5, 2018).
10.31	Share Purchase Agreement, dated August 27, 2018, by and among Monroe Staffing Services, LLC, Staffing 360 Solutions, Inc. and Pamela D. Whitaker (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 2, 2018).
10.32	Amendment No. 1 to Amended and Restated Warrant Agreement, dated August 27, 2018, between the Company and Jackson Investment Group, LLC (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).

II-9

10.33	Amendment No.10 and Joinder Agreement to Credit and Security Agreement and Limited Consent, dated August 27, 2018, by and among the Company, certain subsidiaries of the Company and MidCap Funding X Trust (previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.34	First Omnibus Amendment, Joinder and Reaffirmation Agreement, dated August 27, 2018, by and among the Company, certain subsidiaries of the Company, and Jackson Investment Group, LLC (previously filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.35	12% Senior Secured Note, due September 15, 2020, issued on August 27, 2018, to Jackson Investment Group, LLC (previously filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.36	First Amendment to Intercreditor Agreement, dated August 27, 2018, by and among Jackson Investment Group, LLC, the Company, certain subsidiaries of the Company, and MidCap Funding X Trust. (previously filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.37	Fifth Amended and Restated Revolving Loan Note, by and among certain subsidiaries of the Company and MidCap Funding X Trust (previously filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2018).
10.38	Debt Exchange Agreement, dated November 15, 2018, by and between the Company and Jackson Investment Group LLC (previously filed as Exhibit 10.91 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 16, 2018).
10.39	Second Omnibus Amendment, Joinder and Reaffirmation Agreement, dated November 15, 2018, by and among the Company, certain subsidiaries of the Company, and Jackson Investment Group, LLC (previously filed as Exhibit 10.92 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 16, 2018).
10.40	Amended and Restated 12% Senior Secured Note, due September 15, 2020, issued on November 15, 2018, to Jackson Investment Group, LLC (previously filed as Exhibit 10.93 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 16, 2018).
10.41	Amendment No. 2 to Amended and Restated Warrant Agreement, dated November 15, 2018, between the Company and Jackson Investment Group, LLC (previously filed as Exhibit 10.94 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 16, 2018).
10.42	Form of Securities Purchase Agreement, dated January 22, 2019, by and between the Company and the Purchaser signatory thereto (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 23, 2019).
10.43	Placement Agency Agreement dated January 22, 2019, between the Company and ThinkEquity (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 23, 2019).
10.44+	Employment Agreement with Alicia Barker dated June 19, 2018 (previously filed as Exhibit 10.97 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.45+	Severance Agreement with Christopher Lutzo (previously filed as Exhibit 10.98 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.46	Waiver Agreement - Series A Preferred Stock (previously filed as Exhibit 10.99 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.47	First Amendment to 2016 Omnibus Incentive Plan (previously filed as Exhibit 10.100 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 31, 2019).
10.48	Amendment No. 11 to the Credit Agreement dated February 7, 2019 by and among Midcap Funding X Trust, the Company and certain subsidiaries of the Company (previously filed as Exhibit 10.101 to the Company’s Annual Report on Form 10-K filed on March 25, 2019).
10.49	Third Omnibus Amendment and Reaffirmation Agreement dated February 7, 2019, by and among Jackson Investment Group LLC, the Company and certain subsidiaries of the Company (previously filed as Exhibit 10.102 to the Company’s Annual Report on Form 10-K filed on March 25, 2019).
10.50	Underwriting Agreement, dated February 8, 2019, between the Company and ThinkEquity (previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2019).

II-10

10.51	Amendment Agreement, dated February 27, 2019, by and among Staffing 360 Georgia, LLC, firstPRO, Inc., firstPRO Georgia, LLC, April F. Nagel and Philip Nagel (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2019).
10.52	Securities Purchase Agreement, dated July 29, 2019, by and between Staffing 360 Solutions, Inc. and the purchaser signatory thereto (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2019).
10.53	Placement Agency Agreement, dated July 29, 2019, by and between the Company and ThinkEquity (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2019).
10.54	Fourth Omnibus Amendment and Reaffirmation Agreement, dated August 29, 2019, by and among the Company, certain subsidiaries of the Company and Jackson Investment Group, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2019).
10.55	18% Senior Secured Note, due December 31, 2019, issued on August 29, 2019, to Jackson Investment Group, LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2019).
10.56	Third Amendment to Intercreditor Agreement, dated August 29, 2019, by and among the Company, certain subsidiaries of the Company, Jackson Investment Group, LLC and MidCap Funding X Trust (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2019).
10.57	Amendment Agreement, dated as of September 11, 2019, by and among Monroe Staffing Services, LLC, Staffing 360 Solutions, Inc. and Pamela D. Whitaker (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2019).
10.58+	General Release and Severance Agreement, dated as of September 11, 2019, by and between Staffing 360 Solutions, Inc. and David Faiman (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2019).
10.59	Note between Monroe Staffing Services, LLC and Newton Federal Bank, dated May 12, 2020 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 15, 2020).
10.60	Note among Key Resources Inc., Lighthouse Placement Services, LLC, Staffing 360 Georgia, LLC and Newton Federal Bank, dated May 20, 2020 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2020).
10.61+	2020 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2020)
10.62+	Form of Restricted Stock Award Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2020).
10.63+	Form of Incentive Stock Option Agreement (previously filed as Exhibit 10.7 to the Company Quarterly Report on Form 10-Q, filed with the SEC on November 10, 2020).
10.64+	Form of Nonqualified Stock Option Agreement (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2020).
10.65	Asset Purchase Agreement, dated as of September 24, 2020, by and among Staffing 360 Solutions, Inc., Staffing 360 Georgia, LLC and FirstPro Recruitment, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 29, 2020).
10.66	Amendment No. 17, dated October 26, 2020, to Credit and Security Agreement with MidCap Funding IV Trusts (previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).
10.67	Second Amended and Restated Note Purchase Agreement, dated October 26, 2020, by and among Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).
10.68	Amended and Restated Senior Secured 12% Promissory Note issued on October 26, 2020, to Jackson Investment Group, LLC (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

II-11

10.69	Underwriting Agreement, dated December 23, 2020, between Staffing 360 Solutions, Inc. and H.C. Wainwright & Co., LLC (previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2020).
10.70	Form of Securities Purchase Agreement, dated December 30, 2020, by and among Staffing 360 Solutions, Inc. and certain institutional and accredited investors (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 31, 2020).
10.71	Engagement Letter, dated December 21, 2020, between Staffing 360 Solutions, Inc. and H.C. Wainwright & Co., LLC (previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 30, 2020).
10.72+	Employment Agreement, dated June 29, 2020, by and among Staffing 360 Solutions, Inc. and Khalid Anwar (previously filed as Exhibit 10.57 to the Company’s Registration Statement on Form S-1, filed with the SEC on January 12, 2021).
10.73	Form of Securities Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
10.74	Form of Registration Rights Agreement (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021).
10.75	Exchange Agreement, dated May 6, 2021 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2021).
10.76	Side Letter Agreement Regarding Amendment to NPA, dated May 6, 2021 (previously filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on May 12, 2021).
10.77	Limited Waiver and Agreement Letter, dated May 6, 2021 (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2021).
10.78	Form of Securities Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
10.79	Limited Consent (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
10.80	12% Senior Secured Note (previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021).
10.81	Form of Securities Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021).
10.82	Form of Securities Purchase Agreement (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2021).
10.83+	Employment Agreement, dated January 3, 2014, by and among Staffing 360 Solutions Limited (f/k/a Initio International Holdings Limited) and Brendan Flood (previously filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the SEC on January 7, 2014).
10.84+	2021 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2021).
10.85+	Amendment to the 2021 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2021).
10.86	Form of Securities Purchase Agreement, by and among Staffing 360 Solutions, Inc. and the purchasers thereto (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 3, 2021).
10.87	Form of Registration Rights Agreement, by and among Staffing 360 Solutions, Inc. and the purchasers thereto (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 3, 2021).
10.88	Amendment No. 20 to the Credit and Security Agreement, dated April 18, 2022 (previously filed as Exhibit 10.2 to the Company’s Current Report Form 8-K, filed with the SEC on April 20, 2022).
10.89	Limited Consent and Waiver to Second Amended and Restated Note Purchase Agreement, dated April 18, 2022 (previously filed as Exhibit 10.1 to the Company’s Current Report Form 8-K, filed with the SEC on April 20, 2022).

II-12

10.90	Form of Securities Purchase Agreement, by and among Staffing 360 Solutions, Inc. and the purchasers thereto (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2022).
10.91	Form of Registration Rights Agreement, by and among Staffing 360 Solutions, Inc. and the purchasers thereto (previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2022).
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained in the signature page to this registration statement).
107	Filing Fee Table

*	Filed herewith
+	Management contract or compensatory plan or arrangement.
(1)	Certain of the schedules (and similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended, because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the Exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

II-13

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

II-14

(ii) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-15

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 15, 2022.

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

II-16

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Brendan Flood and Khalid Anwar, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-1, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan Flood	Chairman, Chief Executive Officer and Director	July 15, 2022
Brendan Flood	(principal executive officer)

/s/ Khalid Anwar	Senior Vice President of Corporate Finance	July 15, 2022
Khalid Anwar	(principal financial and principal accounting officer)

/s/ Dimitri Villard	Director	July 15, 2022
Dimitri Villard

/s/ Jeff Grout	Director	July 15, 2022
Jeff Grout

/s/ Nicholas Florio	Director	July 15, 2022
Nicholas Florio

/s/ Alicia Barker	Director	July 15, 2022
Alicia Barker

/s/ Vincent Cebula	Director	July 15, 2022
Vincent Cebula

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